Exhibit 10.34

SIXTH AMENDMENT TO CREDIT AGREEMENT
This Sixth Amendment to Credit Agreement (this “Amendment”) is entered into as of August 29, 2014, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and MAXWELL TECHNOLOGIES, INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Credit Agreement dated as of December 5, 2011, as amended from time to time, including but without limitation by that certain First Amendment to Credit Agreement dated as of October 31, 2013, that certain Second Amendment to Credit Agreement dated as of December 5, 2013, that certain Third Amendment to Credit Agreement dated as of February 5, 2014, that certain Forbearance and Fourth Amendment to Credit Agreement dated as of April 30, 2014 and that certain Forbearance and Fifth Amendment to Credit Agreement dated as of June 30, 2014 (the “Agreement”).
Borrower has informed Bank that Borrower is in default under the Agreement due to (i) Borrower’s violation of Section 4.9(a) of the Agreement as a result of Borrower’s failure to maintain at all times the Minimum Liquidity Coverage Ratio and (ii) Borrower’s violation of Section 4.9(c) of the Credit Agreement as a result of Borrower’s failure to maintain the required EBITDA set forth therein for the quarter ending June 30, 2014 (collectively, the “Existing Defaults”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.All references in the Loan Documents (as defined in the Agreement) to the “Line of Credit Note” shall hereafter mean and refer to a promissory note dated as of even date herewith, the “Fifth Amended and Restated Revolving Line of Credit Note”.
2.Section 1.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 28, 2015, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000) (“Line of Credit”), the proceeds of which shall be used to finance Borrower’s working capital requirements and general corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of August 29, 2014 as amended, restated, modified or supplemented from time to time (“Line of Credit Note”), all terms of which are incorporated herein by this reference.”
3.Section 1.6 of the Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 1.6. GUARANTIES. The payment and performance of all Indebtedness and other obligations of Borrower to Bank hereunder shall be guaranteed jointly and severally by all present and future Material Subsidiaries which guaranties shall be secured by unconditional, continuing pledges and security interests in and to all of the assets and properties of such Material Subsidiaries (any such Material Subsidiary, together with any other guarantors of the Line of Credit, the Equipment Term Commitment and/or any other Indebtedness of Borrower to Bank from time to time, each a “Guarantor” and collectively, “Guarantors”), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank (the “Guaranty”). Upon the creation or acquisition of any new Material Subsidiary or of any Subsidiary becoming a Material Subsidiary, Borrower and such Subsidiary shall: (a) promptly notify Bank of the creation or acquisition of such Material Subsidiary, (b) take all such action as may be reasonably required by Bank to cause such Material Subsidiary to guarantee the obligations of Borrower hereunder and grant such pledges and security interests in all of its properties and assets to secure payment and performance of such obligations, and (c) take all such action as may be reasonably required by Bank to grant and pledge to Bank a first-priority security interest in the stock or other equity interests of, and any indebtedness owing from, such Material Subsidiary.

Notwithstanding anything to the contrary contained herein, (i) no Foreign Subsidiary shall be required to provide a Guaranty and (ii) Borrower shall not be required to pledge more than sixty five percent (65%) of the of the total combined voting power of all classes of stock entitled to vote the shares of capital stock of any such Foreign Subsidiary (other than Maxwell Technologies SA).
As used herein, “Subsidiary” is, as to any person or entity, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person or entity.
As used herein, “Material Subsidiary” means (i) Maxwell Technologies SA and (ii) as of the last day of each of Borrower’s fiscal quarters, any of Borrower’s Subsidiaries that has (i) total revenues for the two quarter period ending on such date equal to or greater than two percent (2.0%) of Borrower’s and its consolidated Subsidiaries’ total revenues during such six (6) month period or (ii) owns or holds assets as of such date equal to or greater than two percent (2.0%) of Borrower’s and its consolidated Subsidiaries’ total assets as of such date.
As used herein, “Foreign Subsidiary” means any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States.”
4.Section 3.3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    By no later than October 29, 2014, a pledge of one hundred percent (100%) of the Shares of Maxwell Technologies SA.”
5.Section 4.9 of the Agreement is hereby amended and restated in its entirety to read as follows:
“SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):
(a)    Quick Ratio not less than 1.2 to 1.0 at any time, measured as of the end of each fiscal quarter, with “Quick Ratio” defined as the ratio of (i) the sum of (1) consolidated unrestricted cash plus (2) net consolidated accounts receivable, and (ii) divided by the sum of (1) total consolidated current liabilities plus (2) outstanding advances under the Line of Credit (including the Letters of Credit Sublimit and Credit Card Sublimit but excluding any cash-secured Letter of Credit).
(b)    Borrower shall maintain at least Twenty Million Dollars ($20,000,000) in consolidated unrestricted cash at all times.
(c)    Quarterly net income after taxes (determined in accordance with GAAP) not less than (a) negative Four Million Dollars (-$4,000,000) for the quarter ending September 30, 2014, and (b) negative One Million Dollars (-$1,000,000) for the quarter ending December 31, 2014.”
6.Section 4.12 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 4.12 COLLATERAL AUDIT. Permit Bank to perform audits of the Collateral at Borrower’s sole cost and expense, which collateral audits will be conducted at Bank’s request; provided, that, (i) so long as no Event of Default has occurred and is continuing, Borrower shall not be required to pay for more than one (1) collateral audit in any calendar year at a cost of not more than Ten Thousand Dollars ($10,000) and (ii) a collateral audit shall be completed by Bank after August 29, 2014 but prior to the date on which the aggregate amount of outstanding advances under the Line of Credit exceeds Three Million Dollars ($3,000,000).”

7.Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:
“SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of Fifteen Million Dollars ($15,000,000) plus any unused amount available from the immediately preceding year from and after January 1, 2014.”
8.The Compliance Certificate attached to the Agreement hereby is replaced with the Compliance Certificate attached hereto.
9.Borrower acknowledges and Bank hereby waives Existing Defaults.
10.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
11.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
12.Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default (other than the Existing Defaults) has occurred and is continuing.
13.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)this Amendment, duly executed by Borrower;
(b)Corporate Borrowing Resolutions in the form attached hereto;
(c)the Fifth Amended and Restated Revolving Line of Credit Note, duly executed by Borrower; and
(d)all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
14.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MAXWELL TECHNOLOGIES, INC.

By: /s/ Kevin Royal

Title: Sr. V.P. and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Dennis Kim

Title: Vice President

[Signature Page to Sixth Amendment to Credit Agreement]